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                           WILLIAM T. KIRTLEY, P.A.
                                ATTORNEY AT LAW



   TELEPHONE                                           2940 SOUTH TAMIAMI TRAIL
(941) 952-9750                                         SARASOTA, FLORIDA 34239
      FAX
(941) 955-4027




                               September 30, 1999




Nicole Hunt
Legal Transfer Branch
American Securities Transfer
 & Trust, Inc.
12039 West Alameda Parkway
Lakewood, Colorado  80228

         Re:      WHITEHALL LIMITED, INC.

Dear Ms. Hunt:

         Under date of September 20, 1999, we advised that certain shares of Common Stock being issued by WHITEHALL LIMITED, INC. ("Whitehall") should be considered freely tradeable. In such referenced letter we cited a certain no-action letter, Shaklee Corp. (August 6, 1977). Since submission of such letter, we have had a telephone conference with AST's legal counsel, Patrick Russell, Esq., of counsel to Vinton Nissler Allen & Vellone P.C., Denver, Colorado.

         As a result of such telephone conference and further considerations, please consider the letter of September 20, 1999 withdrawn and this letter substituted therefor. This letter may be deemed to have an effective date, however, of September 20, 1999.

         The purpose of this letter is to set forth the opinion of this firm with respect to the restricted or free trading status of 15,400 shares of the Common Stock of Whitehall approved for issuance to natural persons who have purchased residential dwelling units from Whitehall or its affiliates and successors since the inception of operations of Whitehall, its affiliates and successors (collectively "Whitehall").

         In providing the opinions herein expressed, the undersigned has reviewed certain statutes, including, without limitation, the Securities Act of 1933, as amended (15 USC 77a et seq); rules and regulations promulgated thereunder; and certain "no action" letters issued by the staff of the United States Securities and Exchange Commission (the "SEC"), which no action letters are considered by securities laws practitioners as expressing the view and/or opinion of the SEC with respect to certain presented factual circumstances. We have also consulted with the executive officers of Whitehall with respect to certain factual matters and



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Nicole Hunt
Page 2
September 30, 1999


in expressing the opinions set forth herein have relied on the facts as presented by such executive officers. The opinion herein set forth is based upon the following factual circumstances:

         1. The issuees of the Common Stock of Whitehall are persons (primarily married homeowner couples) who have acquired residential dwelling units from Whitehall since the inception of Whitehall's operations. All of such homeowner-issuees, now owners of Whitehall homes, acquired such residential dwelling units prior to June 1, 1999, which is a date which precedes the business combination of Whitehall Homes II, Inc. with Cambridge Universal Corporation, formerly a Colorado corporation, now known as Whitehall and domiciled as a Florida corporation.

         2. None of such homeowner-issuees of such Common Stock have paid any consideration whatsoever for the issuance of the Common Stock to be issued to such homeowner-issuees. No element of the consideration paid by such homeowner-issuees could be characterized as a valuable consideration be paid by such homeowner-issuees for the Common Stock to be issued to such homeowner-issuees.

         3. The aggregate number of shares of Common Stock of Whitehall to be issued to such homeowner-issuees is 15,400 shares, constituting less than one-half of 1% of the shares of Common Stock outstanding of Whitehall as of September 20, 1999.

         4. Whitehall has not engaged in any activity which could be reasonably deemed to involve the offer to sell a security, as constituted by its Common Stock, or the solicitation of an offer to purchase any security of Whitehall, as constituted by its Common Stock with respect to any of the homeowner-issuees.

         5. The homeowner-issuees of such shares of Common Stock are not under any present contractual commitments with Whitehall with respect to the construction and/or acquisition of a new residential dwelling unit.

         6. The shares of Common Stock intended to be issued by Whitehall to such homeowner-issuees will be issued from authorized but unissued shares as opposed to any purchase of shares in the open market. In this respect, the shares intended to be issued to such homeowner-issuees have never been the subject of an effective Registration Statement filed under the Securities Act of 1933, as amended, as cited above.



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Nicole Hunt
Page 3
September 30, 1999


         7. The undersigned is advised that Whitehall is presently current with respect to its periodic and annual reporting requirements under the Securities Exchange Act of 1934, as amended (15 USC 78a et seq).

         8. While jurisdictional means (as such term is utilized under the cited statutes) are being utilized with respect to the delivery of such shares of Common Stock of Whitehall to the homeowner-issuees, such transaction does not constitute an "offer" or "sale" transaction within the meanings of such cited statutes.

         9. The shares of Common Stock of Whitehall intended to be issued to such homeowner-issuees, while acquired directly from Whitehall as an issuer, constitute a one-time gift not requiring the remittance of any consideration by the homeowner-issuees.

         In expressing the opinions herein set forth, it is noted that Section 5(a) of the Securities Act of 1933, as amended, provides in pertinent part that

         Unless a Registration Statement is in effect as to a security, it shall be unlawful for any person, directly or indirectly -

                  (1) to make use of any means or instruments of transportation or communication in interstate commerce or in the mails to sell such security through the use or median of any prospectus or otherwise; . . .

While the provisions of Rule 144(a)(3) as promulgated under the Securities Act of 1933, as amended, provide in part that the term "restricted securities" means securities that are acquired directly or indirectly from the issuer in a transaction or chain of transactions not involving any public offering, the staff of the SEC has recognized that in instances where gifts of an issuer's securities such as common stock are made on a one-time basis to non-executive employees and where the total amount of stock involved is very small in comparison to the total amount of outstanding stock, the status of such securities will not be restricted. In fact, such stock will constitute unrestricted stock in the hands of the recipients. These positions were expressed by the staff in Carmike Cinemas, Inc. (July 20, 1992); Intelligent Elecs., Inc. (August 20, 1991); Total Assets Production, Inc. (March 30, 1999); and Shaklee Corp. (September 6, 1997). The staff of the SEC has declined to take such position in instances where shares of common stock are issued without cost but are tied to certain conditional circumstances such as a stock option. See Portage Industries Corp. (May 22, 1990). The facts in the present circumstances are essentially the same as those found in Shaklee Corp. with the exception that shares of common stock of Shaklee were


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Nicole Hunt
Page 4
September 30, 1999

intended to be issued to "sales leaders" of the issuer and such shares were to be acquired in the open market through a registered broker-dealer. The homeowner-issuees are certainly a class of persons more remote from the issuer than the "sales leaders" of Shaklee Corp. and it is a fair interpretation of the SEC staff's position in Shaklee Corp. that the acquisition of such shares intended to be gift to the sales leaders did not become restricted by reason of the acquisition of such shares in the open market by Shaklee Corp. with the reissuance to such sales leaders. This intermediate step present in Shaklee Corp. appears to be of no importance to the circumstances considered herein.

         Accordingly, it is the opinion of the undersigned that the 15,400 shares of common stock of Whitehall intended to be issued to the homeowner-issuees under the circumstances described herein will constitute unrestricted securities and the certificates issued to evidence such shares need not incorporate any restrictive legend.

                                       Very truly yours,

                                       /s/ William T. Kirtley
                                       ----------------------------------------
                                           William T. Kirtley

WTK:cjs
cc:      Patrick J. Russell, Esq.
         Ronald Mustari


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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                       WHITEHALL LIMITED, INC.



January 17, 2000                       By /s/ Ronald Mustari
                                         --------------------------------------
                                              Ronald Mustari, President and
                                              Chief Executive Officer